UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 2, 2016

OWC PHARMACEUTICAL RESEARCH CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Shacham Street. P.O.B. 8324 Petach Tikva, Israel	4918103
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 972 (0) 3-758-2657

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016, OWC Pharmaceutical Research Corp. (the "Registrant") accepted the resignation of Dr. Asaf Toker as Chief Science Officer, a position to which he was appointed in October 2015. In Dr. Toker's letter of resignation, a copy of which is attached as Exhibit 17.4 hereto, Dr. Toker stated that "the reason for my resignation is to permit me to pursue other business interests. I have had no disagreements with the Registrant's operations, policies or practices."

Effective on November 2, 2016, and in connection with the acceptance of Dr. Toker's resignation, the Registrant immediately appointed Dr. Yehuda Baruch, as Chief Science Officer. Prior to his appointment, Dr. Baruch served as Director of Research and Regulatory Affairs of the Registrant's wholly-owned Israeli subsidiary, One World Cannabis Ltd. since January 2015. Prior to joining the Registrant, Dr. Baruch served as Head of the Israeli Ministry of Health's Medical Marijuana Program from 2003 through 2013, directing its efforts on regulation, chaired the indication committee, secured Helsinki Approvals for medical research, and managed regulation of patient licensing and dosage. Dr. Baruch has extensive experience in researching medical cannabis, most notably for its effect on PTSD. From 2004 until 2014, Dr. Baruch also served as CEO of Abarbanel Mental Health Center in Bat Yam, Israel, prior to which, he was the director of Israel's Ministry of Health medical management division, and director general of Be'er Yakov Mental Health Center. He has taught at Ben-Gurion University of the Negev and Tel Aviv University's Sackler School of Medicine. As Colonel in the Israeli Defense Force's Medical Corps, Dr. Baruch was the director of the Israeli field hospital in India following the 2001 earthquake and was the director of the joint USA-Israel Mental Health Team operation in Sri Lanka following the 2004 tsunami. Dr. Baruch was the director of the Health Administration Division in the Israel Ministry of Health for five years from 1999 to 2004 and for the past 6 years has been the director of Abarbanel Mental Health Center and lecturer at Ben Gurion and Bar Ilan Universities. Dr. Yehuda Baruch has a MD and MHA both from Tel Aviv University.

As Chief Science Officer, Dr. Yehuda Baruch will continue to conduct and oversee all clinical studies and work with Alon Sinai, Chief Operating Officer of our Subsidiary, in negotiating and serving as liaison with our collaboration partners at the major Israeli medical centers and hospitals.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.4	Letter of Resignation of Dr. Asaf Toker dated October 31, 2016, effective on November 2, 2016, filed herewith.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: November 7, 2016